SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2020, BioMarin Pharmaceutical Inc. (“BioMarin” or “the Company”) announced that effective January 29, 2020, Dan Spiegelman had transitioned from serving as the Company’s Executive Vice President and Chief Financial Officer. Mr. Spiegelman will remain with BioMarin as an employee and senior advisor until September 1, 2020 (the “Separation Date”) to assist with the transition. After that, he plans to pursue other interests and spend more time with family.

In connection with his transition and pursuant to his amended and restated employment agreement, Mr. Spiegelman will be entitled to the following: (i) his 2019 bonus of $600,000; (ii) a lump-sum severance payment of $1,751,025; (iii) the Company’s continued payment of his COBRA premiums for up to 18 months following the Separation Date; (iv) one year of vesting acceleration of his equity awards on the Separation Date (i.e., vesting as if the separation date were September 1, 2021); and (v) outplacement services with a value not to exceed $50,000.

Also on January 29, 2020, Brian Mueller, BioMarin’s Senior Vice President, Finance and Chief Accounting Officer assumed the roles of acting Chief Financial Officer and principal financial officer, in addition to his responsibilities as principal accounting officer, while the Company conducts an internal and external search for the role of Chief Financial Officer.

Mr. Mueller, age 46, joined BioMarin in December 2002 and currently serves as the Company’s Senior Vice President, Finance and Chief Accounting Officer in addition to his role as acting Chief Financial Officer. He has served as BioMarin’s Chief Accounting Officer since March 2011. From March 2014 to August 2016, Mr. Mueller served as the Company’s Group Vice President, Corporate Controller and from March 2009 to March 2014, Mr. Mueller served as the Company’s Vice President, Corporate Controller. Mr. Mueller is a member of the board of Directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company where he also served as Chairman of the Audit Committee. Prior to joining BioMarin in 2002, Mr. Mueller worked for KPMG as a senior manager in the firm’s audit practice. Mr. Mueller joined KPMG after Arthur Andersen LLP ceased operations in June 2002, prior to which he spent seven years with Arthur Andersen LLP in the firm’s audit and business advisory services practice. Mr. Mueller received a B.S. in Accountancy from Northern Illinois University in DeKalb, Illinois, and is a member of the American Institute of Certified Public Accountants.

In connection with his appointment as acting Chief Financial Officer, Mr. Mueller was granted 5,800 restricted stock units (the “RSU Grant”) pursuant to the Company’s 2017 Equity Incentive Plan, as amended. Half of the shares of common stock subject to the RSU Grant will vest on February 3, 2021, the one-year anniversary of the date of grant, and the remaining shares will vest on February 3, 2022, the two-year anniversary of the date of grant.

Mr. Mueller has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: February 3, 2020	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel